Exhibit 99.2

CORPORATE GOVERNANCE GUIDELINES

FOR

GIBRALTAR INDUSTRIES, INC.

A.	RESPONSIBILITIES OF THE BOARD OF DIRECTORS

The Board of Directors (the “Board”) of Gibraltar Industries, Inc. (the “Company”) shall be primarily responsible for protecting, preserving and enhancing the long-term economic value of the Company for the benefit of its stockholders and establishing of policies and procedures to achieve these goals. The Board’s responsibilities shall also include, but not be limited to, reviewing the performance of management, providing for management succession (including the succession of the Chief Executive Officer), reviewing the strategic direction of the Company, including acquisitions and other opportunities, assessment of risks inherent in strategic initiatives, operational activities and external events and institution of measures to manage or reduce such risks to levels deemed appropriate and implementing policies and procedures intended to provide reasonable assurance that those that are entrusted with the management, direction, and success of the Company act in the best interests of the Company and its stockholders. The Board shall consult with and provide advice and guidance to the Company’s management on other issues as may be requested by the Company’s management or as the Board may deem appropriate.

Directors are expected to prepare adequately for and use their best efforts to regularly attend meetings of the Board and the Committees on which they serve. Directors are encouraged to attend the annual meeting of the Company’s stockholders. Directors are also expected to keep and maintain as confidential, all information discussed at meetings of the Board and its Committees, including information concerning the Board’s proceedings in connection with deliberations on any particular matter and the substance of those deliberations.

B.	LEAD INDEPENDENT DIRECTOR

The Board has determined that it is appropriate to appoint a lead independent director to strengthen the Board’s independent oversight of the policies and strategies of the Company’s management. The lead independent director must have the confidence of and the ability to work with the Chairman and Chief Executive Officer, together with the support of the independent members of the Company’s Board. Accordingly, upon adoption of these Amended and Restated Corporate Governance Guidelines, and at the first regularly scheduled meeting of the Company’s Board following each annual meeting of the Company’s stockholders occurring after the adoption of these Amended and Restated Corporate Governance Guidelines, the Chairman and Chief Executive Officer shall recommend to the Company’s independent directors the appointment of a specified independent member of the Company’s Board to hold the position of lead independent director. The individual recommended for appointment to serve as lead independent director shall be approved by at least fifty percent (50%) of the independent members of the Board of Directors.

The individual appointed to serve as lead independent director shall have the following duties and responsibilities:

•	Preside at all meetings of the Board at which the Chairman and Chief Executive Officer is not present

•	Preside at all executive sessions of the independent members of the Board

•	Act as principal liaison between the Chairman and Chief Executive Officer and the independent members of the Board relating to matters which are not the responsibility of any of the standing committees of the Board

•	Consult with the Chairman and Chief Executive Officer regarding meeting agendas and information provided with respect to topics to be considered

•	Consult with Chairman and Chief Executive Officer regarding engagement of consultants by the Board

C.	DIRECTOR INDEPENDENCE

The Company shall be responsible for analyzing and submitting to the Nominating and Corporate Governance Committee on an annual basis, a report on the eligibility of each Director to be classified as independent under the rules established by the National Association of Securities Dealers for qualification, listing and delisting of companies on the NASDAQ Stock Market.

The Audit Committee shall, on an annual basis, review, evaluate, approve or ratify all transactions between the Company and any of its subsidiaries on the one hand and related parties on the other hand, to the extent such transactions are required to be disclosed in the Company’s proxy pursuant to Regulation S-K Item 404(a).

D.	EXECUTIVE SESSIONS

The non-management and independent directors shall meet in executive session at least annually. At each executive session meeting, no members of management nor management directors shall be present and the non-management and independent directors shall consider such matters as they deem to be appropriate. The lead independent director shall serve as the chair of these meetings and will consult, as appropriate, with the chairperson of the other standing committees of the Board in order to avoid diluting the authority or responsibility of such chairpersons. If the lead independent director is not in attendance at any executive session meeting, those directors in attendance may select a chair of the meeting. The meeting chair shall report to the Board on the matters discussed and any actions taken. At least annually, the non-management and independent directors shall consider the following matters: (i) evaluation of the Chief Executive Officer; (ii) review of management succession planning; (iii) review of Board processes; and (iv) review of the effectiveness of the information flow between the Board and the Company’s stockholders.

E.	BOARD COMPENSATION

The compensation payable to non-employee members of the Board will be reviewed periodically by the Compensation Committee who shall approve any changes in compensation to be paid to the non-employee directors.

F.	SUCCESSION PLANNING

The Board shall plan for the succession of the Chief Executive Officer position, including succession in the event of an emergency or retirement of the Chief Executive Officer. To assist the Board, the Chief Executive Officer will annually provide the Board with an assessment of the members of senior management and their succession potential. The Board will review this assessment, on an annual basis, and based on such review, shall establish a plan for the succession of the Chief Executive Officer.

G.	STOCK OWNERSHIP

The Board has established a Stock Ownership Policy, which provides that each of the Company’s directors and “named executive officers” (as such term is defined in the Securities Exchange Act of 1934, as amended) is required to own shares of the Company’s Common Stock, or options or restricted stock units convertible into shares of the Company’s Common Stock. Pursuant to the terms of the policy: (i) each director and executive officer is required to own a number of shares of Common Stock, or options or restricted stock units convertible into shares of the Company’s Common Stock, equal in value to a specified percentage of such director’s annual retainer or executive officer’s salary; (ii) each director and executive officer must attain the designated levels of ownership: (A) in the case of the Chief Executive Officer, within five (5) years following his or her appointment; and (B) in the case of directors and all other executive officers, within three (3) years following their appointment. Once the designated level of ownership is achieved, it is required to be maintained throughout such director’s tenure as a member of the Board of Directors or executive officer’s employment with the Company.

H.	SUBMISSION OF EXECUTIVE COMPENSATION TO STOCKHOLDERS

The Board will cause the compensation payable to the Company’s named executive officers to be submitted to the Company’s stockholders for a non-binding vote on the approval of such compensation each year at the annual meeting of the Company’s stockholders.

Every sixth annual meeting of the Company’s stockholders, the Board shall cause a resolution as to the frequency with which the Company shall submit the compensation payable to the Company’s named executive officers to a non-binding vote of the Company’s stockholders.

I.	EXECUTIVE COMPENSATION CLAWBACK POLICY

If the independent members of the Board, or a committee thereof (the independent members of the Board or such committee of independent members of the Board being hereinafter the “Independent Directors”), determine that an executive officer has engaged in fraudulent conduct that results in a restatement of the Company’s financial statements previously filed with the U.S. Securities Exchange Commission, the Independent Directors may take a range of actions to remedy the conduct and prevent its recurrence. Actions would vary depending on the facts and circumstances as determined by the Independent Directors, and may include seeking reimbursement as deemed appropriate under the circumstances with respect to any bonus, incentive payment, equity award, or other compensation paid or awarded to the executive officer of the Company who has engaged in fraudulent conduct where such compensation was predicated upon any financial results or operating metrics that were the product of fraudulent conduct. These actions would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

In determining whether to recover a payment, the Independent Directors shall take into account such considerations as deemed appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. The Independent Directors shall have sole discretion in determining whether an officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

J.	BOARDS SERVED ON BY DIRECTORS

Directors, other than the Chief Executive Officer, shall not serve on the board of directors of more than four (4) publicly traded companies, excluding service on the Board of the Company. The Chief Executive Officer shall not serve on the board of directors of more than two (2) publicly traded companies, excluding service on the Board of the Company.

K.	ANNUAL BOARD REVIEWS

The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board or committee performance.

L.	ANNUAL REVIEW OF GUIDELINES

The Board shall, with the assistance of the Nominating and Corporate Governance Committee, as appropriate, review these Corporate Governance Guidelines on an annual basis to determine whether any changes are appropriate.

M.	CHANGES IN DIRECTOR STATUS

The Board believes that a change in the duties and responsibilities of its directors resulting from a job change or retirement may directly or indirectly impact the director’s ability to continue to fulfill his or her duties and responsibilities as a member of the Company’s Board of Directors or could alter the ongoing skills mix that the Board would like to have. Therefore, upon any job change by a director, including but not limited to retirement, the director who experiences such job change or retirement shall promptly submit a written offer of resignation to the Chairperson of the Nominating and Governance Committee. Additionally, directors who attain age 72 shall, promptly following their seventy second birthday and each succeeding birthday, submit their resignation to the Chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee shall review any such resignations and make recommendations to the full Board regarding whether or not such resignations should be accepted.

N.	AMENDMENT AND RESTATEMENT

These Corporate Governance Guidelines have been adopted by the Board of the Company, effective as of February 19, 2014. These Corporate Governance Guidelines supersede and replace, in their entirety, the Corporate Governance Guidelines adopted by the Board effective March 9, 2012.

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